UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	December 12, 2008

ATLAS MINING COMPANY
(Exact name of registrant as specified in its charter)

Idaho	000-31380	82-0096527
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1221 Yellowstone, Osburn, Idaho		83849
(Address of principal executive offices)		(Zip Code)
(208) 556-1181
Issuer's telephone number, including area code

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230-425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240-14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On December 12, 2008, Ronald Price resigned as a director of Atlas Mining Company (the “Company”) pursuant to the terms of a separation agreement (the “Agreement”). He was not an employee of the Company.  He also resigned as an officer and director of Nano Clay & Technologies, Inc., a subsidiary of the Company that has been administratively dissolved.  Pursuant to the Agreement, Mr. Price will render certain cooperation and services.  Pursuant to the Agreement, until March 1, 2009, he will be paid amounts equal to the compensation under his employment agreement with Nano Clay & Technologies, Inc., which was terminated by the Agreement (at the rate of $200,000 per year). For the period from March 1, 2009 to February 28, 2010, he will be paid $50,000, such amount to be paid in monthly installments of $4,166.67.

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATLAS MINING COMPANY
(Registrant)

Date:	December 16, 2008	/s/	MICHAEL LYON
By: Michael Lyon
Chief Executive Officer and President